UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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GRANITE FALLS ENERGY, LLC
(Name of Registrant as Specified In Its Charter)

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GRANITE FALLS ENERGY, LLC

15045 Highway 23 S.E.

Granite Falls, MN  56241-0216

NOTICE OF 2018 ANNUAL MEETING OF MEMBERS

To Be Held On:  Thursday, March 22, 2018

To our members:

The 2018 annual meeting of members (the “2018 annual meeting”) of Granite Falls Energy, LLC (the “Company”) will be held on Thursday, March 22, 2018, at Prairie’s Edge Casino Resort, 5616 Prairie’s Edge Lane, Granite Falls, Minnesota.  Registration for the meeting will begin at 8:00 a.m. The 2018 annual meeting will commence at 9:00 a.m.

The purposes of the meeting are to:

•	Elect three governors to serve on the Company’s board of governors until the 2021 annual meeting of members or until their successors are elected and qualified; and

•	Transact such other business as may properly come before the 2018 annual meeting or any adjournments thereof.

All members are cordially invited to attend the 2018 annual meeting in person.  However, only members listed on the Company’s records at the close of business on February 15, 2018 are entitled to vote at the 2018 annual meeting and any adjournments thereof.

Your proxy is important to ensure a quorum at the meeting. Even if you own only a few units, and whether or not you expect to be present, the board of governors requests that you promptly sign, date and return the enclosed proxy card in the postage-paid envelope that is provided or by fax to (320) 235-5962. Voting by proxy will not affect your right to subsequently change your vote or to attend the regular meeting.

For your proxy card to be counted in advance of the meeting, it must be received by the inspector of elections, Christianson PLLP, 302 SW 5th Street, Willmar, MN 56201, no later than 5:00 p.m. on Tuesday, March 20, 2018.

By order of the board of governors,

/s/ Paul Enstad

PAUL ENSTAD,

Chairman

Granite Falls, Minnesota

February 28, 2018

Granite Falls Energy, LLC

15045 Highway 23 S.E.

Granite Falls, MN 56241-0216

PROXY STATEMENT

for the

2018 Annual Meeting of Members

To be held Thursday, March 22, 2018

This proxy statement is furnished in connection with the solicitation by the board of governors (the “Board”) of Granite Falls Energy, LLC (the “Company”, “we”, “us”, “our”) of proxies to be voted at the 2018 annual meeting of members of the Company to be held on Thursday, March 22, 2018 (the “2018 annual meeting”), and at any adjournment thereof.  The 2018 annual meeting will be held at Prairie’s Edge Casino Resort, 5616 Prairie’s Edge Lane, Granite Falls, Minnesota. Registration for the meeting will begin at 8:00 a.m. The 2018 annual meeting will commence at approximately 9:00 a.m.

This solicitation is being made by mail, however, the Company may also use its officers, governors, and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, facsimile or letter.  A copy of our annual report on Form 10-K for the fiscal year ended October 31, 2017, which includes our audited consolidated financial statements for fiscal year 2017 (the “annual report”), accompanies this proxy statement. Distribution of this proxy statement, the proxy card and our annual report is scheduled to begin on or about March 5, 2018.

We have organized this proxy statement into three sections in order to set forth our information in a straightforward and understandable way.  You should read all three sections.

•	Questions and Answers: This section provides answers to frequently asked questions regarding the purpose of the 2018 annual meeting and meeting procedures.

•

Proxy Proposals:  This section provides information and detailed explanation of the proposals to be voted on at the 2018 annual meeting. There is one proposal being presented for your consideration at the 2018 annual meeting:  elect three governors to serve on the Company’s board of governors. The three elected governors will serve until the 2021 annual meeting of members and until their successors are elected; and

•	Required Information: This section provides information that is required by law to be included in the Company’s proxy statement, which has not been included in Sections I and II.

SECTION I - QUESTIONS AND ANSWERS ABOUT THE

2018 ANNUAL MEETING AND VOTING

Q:What is a proxy?

A:It is your legal designation of another person to vote the units you own. That other person is called a proxy.  If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated two of our governors as proxies for the 2018 annual meeting. These governors are Dean Buesing and Leslie Bergquist.

Q:What is a proxy statement?

A:It is a document that Securities and Exchange Commission (“SEC”) regulations require us to give you when we ask you to vote by mail or by fax by signing and returning a proxy card designating Dean Buesing and Leslie Bergquist as proxies to vote on your behalf.

Q:Why did I receive this proxy statement?

A:The Board is soliciting your proxy to vote at the 2018 annual meeting because you were a member of the Company as of the close of business on the record date.

Q:Who can attend the 2018 annual meeting?

A:All members of the Company may attend the 2018 annual meeting.

Q:What is the record date for the 2018 annual meeting and what does it mean?

A:The record date for the 2018 annual meeting is February 15, 2018. The record date is established by the Board as required by the Company’s operating agreement and the Minnesota Revised Uniform Limited Liability Company Act set forth in Chapter 322C of the Minnesota Statutes. Owners of record of units at the close of business on the record date are entitled to receive notice of the meeting and vote at the meeting and any adjournments or postponements of the 2018 annual meeting.

Q:How do I vote?

A:Membership units can be voted only if the holder of record is present at the 2018 annual meeting either in person or by proxy.  You may vote using either of the following methods:

•

Proxy card.  The enclosed proxy card is a means by which a member may authorize the voting of his, her, or its membership units at the 2018 annual meeting.  The membership units represented by each properly executed proxy card will be voted at the 2018 annual meeting in accordance with the member’s directions.  The Company urges you to specify your choices by marking the appropriate boxes on your enclosed proxy card.  After you have marked your choices, please sign and date the enclosed proxy card and return it

▪	By mail in the enclosed envelope to Christianson PLLP, Attention: Christina Boike, at 302 SW 5th Street, Willmar, MN 56201.

▪	By fax to Christianson PLLP, Attention: Christina Boike, at (320) 235-5962.

If you sign and return the proxy card without specifying any choices, your membership units will be voted FOR the incumbent governor nominees.

•	In person at the 2018 annual meeting. All members may vote in person at the 2018 annual meeting.

Q:How many votes do I have?

A:Members are entitled to one vote for each membership unit owned by such member as of the close of business on the record date on any matter which may properly come before the meeting.

Q:What am I voting on?

A:Members will vote on one proposal at the 2018 annual meeting:  the election of three governors. Paul Enstad, Rodney Wilkison, and Marten Goulet, each an incumbent governor, have been nominated for re-election to the Board.  Detailed information about each nominee is provided below at “SECTION II - PROPOSAL TO BE VOTED ON, Election Of Governors”.  The Board has determined that each of the nominees is qualified to serve as a governor.  The Board recommends a vote FOR the three incumbent nominees (Messrs. Enstad, Wilkison, and Goulet) for re-election. Unless you give other instructions, the persons named as proxies will vote in accordance with the recommendations of the Board.

As of the mailing date of this proxy statement, the Board is not aware of any matters, other than those set forth above, that may be presented for action at the 2018 annual meeting. If other matters are properly presented, including voting to adjourn or postpone the annual meeting to solicit additional proxies with respect to any proposal or for any other reason, the persons named as proxies will vote in accordance with the member’s directions.

Q:What are the voting requirements for the proposals?

A:In the election of governors, the three nominees receiving the greatest number of votes will be elected as governors,  regardless of whether an individual nominee receives a majority of the votes cast. Members do not have cumulative voting rights.

Q:What is the effect of an abstention?

A:Abstentions (voting “WITHHOLD/ABSTAIN”) will be counted when determining whether a quorum is present. Abstentions for governor elections will not be counted either for or against any nominee because governors are elected by plurality vote, meaning that the person receiving the most votes will be elected.

Q:What can I do if I change my mind after I submit my proxy?

A:You may revoke your proxy by:

•	Voting in person at the 2018 annual meeting; or

•	Giving written notice of revocation that is received by Christianson PLLP by 5:00 p.m. on Tuesday, March 20, 2018.

•	Giving written notice of the revocation to the Company’s CFO, Stacie Schuler, at the commencement of the 2018 annual meeting.

Simply attending the 2018 annual meeting will not revoke your proxy; you must revoke your proxy one of the ways described above. If you would like to change your vote, you may do so by revoking your proxy and then voting in person or by proxy as described in the immediately preceding question.

Q:What happens if I mark too few or too many boxes on the proxy card?

A:If you mark too few or too many boxes on the proxy card for each proposal, your vote will be counted as follows:

▪	If you do not mark any choices on the proxy card, then the proxies will vote your units FOR all incumbent governor nominees (Messrs. Enstad, Wilkison, and Goulet).

▪	You may wish to vote FOR only one or two of the governor nominees. In this case, your vote will only be counted FOR the governor candidates you have selected.

▪

If you mark contradicting choices on the proxy card, such as both FOR and WITHHOLD/ABSTAIN for a candidate, your votes will not be counted with respect to the governor candidate for which you marked contradicting choices.

If any other matters are properly presented to the 2018 annual meeting for action, including voting to adjourn or postpone the annual meeting to solicit additional proxies with respect to any proposal or for any other reason, the proxy will vote the proxy cards in accordance with members’ directions therein.  As provided on the proxy card, a member may grant discretionary authority to the proxies to vote on such matters in accordance with their best judgment.

Q:How will a quorum be established the 2018 annual meeting?

A:To transact any business at the 2018 annual meeting, we must have a quorum of members present at the meeting.  The presence of members holding 40% of the total outstanding membership units constitutes a quorum. As of the record date, we had 30,606 membership units issued and outstanding. Accordingly, we need 12,242 membership units represented at the meeting to constitute a quorum. If you submit a properly executed proxy, then you will be considered part of the quorum even if you are not physically present at the meeting.

Q:Do I have dissenters’ rights to any matter acted upon during the 2018 annual meeting?

A:No.  Neither the Company’s operating agreement nor the Minnesota Revised Uniform Limited Liability Company Act provides members with dissenters’ rights.

Q:Who will count the vote?

A:The Company has hired the accounting firm of Christianson PLLP to count the ballots.

Q:How do I nominate a candidate for election as a governor or make a proposal for next year’s annual meeting?

A:This question is answered in the section of this proxy statement entitled “SECTION III - REQUIRED INFORMATION; Member Proposals for the 2019 Annual Meeting.”

Q:Who is paying for this proxy solicitation?

A:The entire cost of this proxy solicitation will be borne by the Company.  The cost will include the cost of supplying necessary additional copies of the solicitation material for beneficial owners of membership units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners.

Q:How can I find out results of the voting at the 2018 annual meeting?

A:Preliminary voting results will be announced at the 2018 annual meeting.  In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the 2018 annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements that involve future events, our future performance and our expected future operations and actions.  In some cases you can identify forward-looking statements by the use of words such as “may”, “will”, “should”, “anticipate”, “believe”, “expect”, “plan”, “future”, “intend”, “could”, “estimate”, “predict”, “hope”, “potential,” “continue,” or the negative of these terms or other similar expressions.  These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those described in this proxy statement and our other Securities and Exchange Commission filings.

Our actual results or actions could and likely will differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in this proxy statement.  We are not under any duty to update the forward-looking statements contained in this proxy statement.  We cannot guarantee future results, levels of activity, performance or achievements.  We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this proxy statement.  You should read this proxy statement and the documents that we reference in this proxy statement, completely and with the understanding that our actual future results may be materially different from what we currently expect.  We qualify all of our forward-looking statements by these cautionary statements.

SECTION II - PROPOSAL TO BE VOTED UPON

ELECTION OF THREE GOVERNORS

Our Board consists of nine elected governors.  Additional information regarding our Board and our continuing governors is set forth below under the section entitled “SECTION III - REQUIRED INFORMATION, Board of Governors and Company Governance.”

Under Current Operating Agreement, the governors’ terms (other than the alternate governors) are staggered such that three governors are up for election every year.    Our governor nominees are nominated by our Board, following consideration by our Board’s nominating committee, and then elected by our members.

The Board has nominated Paul Enstad, Rodney Wilkison, and Marten Goulet as nominees for re-election as governor at the 2018 annual meeting, based upon the recommendation of the Board’s nominating committee. The nomination committee and the Board has determined that each of the nominees is qualified to serve as a governor.  All nominees have indicated their willingness to serve as governors if re-elected.

Nominees Wilkison and Goulet meet the “independent director” standards applicable to companies listed on the NASDAQ Capital Market (though our units are not listed on any exchange or quotation system).  Mr. Enstad is not “independent” because he, through his affiliate Enstad Brothers Partnership, sold a significant amount of grain to us in fiscal year 2017, as discussed below under the section titled “SECTION III - REQUIRED INFORMATION; Certain Relationships and Related Transactions”.

None of the governor nominees serve as a director of any other company having a class of securities registered under Section 12 of the Exchange Act, or subject to Section 15(d) of the Exchange Act, nor do any of the governor nominees serve as a director of an investment company registered under the Investment Company Act of 1940, as amended.

We know of no arrangements or understandings between a governor or nominee and any other person pursuant to which he or she has been selected as a governor or nominee. There are no direct family relationships exist between any of the nominees, our governors, officers, or key employees of the Company.

Information Regarding Nominees

The following table contains certain information with respect to the nominees for re-election to the Board at the 2018 annual meeting:

Name	Age	Year First Became a Governor (if applicable)	Term Expires (if applicable)
Paul Enstad	59	2000	2018
Rodney Wilkison	63	2006	2018
Marten Goulet	38	2012	2018

Each of Messrs. Enstad, Wilkison, and Goulet are incumbent governors.

Set forth below is certain information with respect to the nominees for governor, including the business experience and the experiences, qualifications, attributes or skills, our Board believes qualifies these individuals to serve as governors. Biographical information for non-nominee governors whose terms continue beyond the 2018 annual meeting may be found below at “SECTION III - REQUIRED INFORMATION, Board of Governors and Company Governance, Biographical Information for Governors Continuing in Office”.

Paul Enstad - Chairman of the Board and Incumbent Nominee.    Mr. Enstad has served on the Board since its inception in 2000. Mr. Enstad has been farming corn and soybeans near Granite Falls, Minnesota since 1978. He served on the board of directors of Farmers Cooperative Elevator Company, a member of the Company, from 1996 to 2011. Mr. Enstad also serves as one of the Company’s appointed governors to the board of governors of Heron Lake BioEnergy, LLC, an SEC reporting company and our majority owned subsidiary (“HLBE”), as well as the chairman of HLBE. From September 2013 through March 2017 Mr. Enstad served as one of HLBE’s four appointed managers to the board of managers of Agrinatural Gas, LLC, a majority owned subsidiary of HLBE (“Agrinatural”), representing HLBE’s investment interest in Agrinatural. The Board nominated Mr. Enstad for re-election due to his deep of knowledge about the Company and its industry, his valuable leadership to the Company and the Board, and his business experience.

Rodney Wilkison - Vice Chairman of the Board and Incumbent Nominee.    Mr. Wilkison was initially appointed to a Board seat in December 2006 and elected as a governor in 2007.  Since 1985, Mr. Wilkison has been the owner and chief executive officer of Wilkison Consulting Service, which provides financial consulting, tax preparation, and monthly accounting services for farmers and small businesses. Prior to starting his consulting business, Mr. Wilkison worked for two different banks for over eleven years. Mr. Wilkison graduated from Pipestone Area Vocational Technical Institute with a degree in agricultural banking and is certified by the Minnesota Department of Agriculture as a Farm Business Management Instructor. Mr. Wilkison also serves as a one of our appointed governors to the board of governors of HLBE, as well as the vice-chairman and chair of the audit committee of HLBE. Mr. Wilkison has served as a member and chairman of the Company’s Audit Committee since his election as a governor in 2007.  Mr. Wilkison was selected as a nominee based on his prior experience with the Company, his business, financial and accounting knowledge, and his ability to serve as an audit committee financial expert.

Marten Goulet - Incumbent Nominee.  Mr. Goulet was first elected as a governor in 2012. Since June 2012, Mr. Goulet has been the chief financial officer of Wagner Construction, an underground utility and site development contractor based in International Falls, Minnesota with operations in Arizona, Arkansas, Colorado, Michigan, Minnesota, Montana, South Dakota, North Dakota, and Canada. Prior to joining Wagner Construction, Mr. Goulet spent eight years with Wells Fargo in the Twin Cities managing banking relationships and providing financial services to companies in the construction, manufacturing, wholesaling, and service-related industries with annual revenues of $20 million to $1 billion. Mr. Goulet is the President of Voyageur Capital Group, a $50,000,000 private equity fund, and found and board member of Highland Pellets, which owns and operates a wood pellet plant in Arkansas with annual production capacity of 600,000 metric tons.  Mr. Goulet received his bachelors of arts in finance from Bemidji State University and his M.B.A. in accounting from the University of St. Thomas in St. Paul, Minnesota. He also serves as a one of our appointed governors to the board of governors of HLBE, as well as a member of the audit committee of HLBE. Mr. Goulet has served as a member of the Company’s Audit Committee since his election as a governor in 2012.  Mr. Goulet was selected as a nominee based on his prior experience with the Company along with his business experiences, his education and financial acumen, and his ability to serve as an audit committee financial expert.

Effect of Your Proxy

There are three nominees and three open seats for governor.  You may only mark one voting choice with respect to each nominee: “FOR” or  “WITHHOLD/ABSTAIN”.  FOR EACH PROPERLY EXECUTED PROXY CARD WHERE THE MEMBER DOES NOT MARK ANY CHOICES FOR GOVERNOR, THE PROXIES WILL VOTE FOR THE INCUMBENT GOVERNOR NOMINEES PAUL ENSTAD, RODNEY WILKISON, AND MARTEN GOULET.

Abstentions (voting “WITHHOLD/ABSTAIN”) will not be counted either for or against any nominee because governors are elected by plurality vote, meaning that the person receiving the most votes will be elected.  Abstentions will be included when counting membership units to determine whether a sufficient number of the voting membership units are represented to establish a quorum.

If you mark contradicting choices on your proxy card such as both for and abstain for a nominee, your votes will not be counted with respect to the nominee for whom you marked contradicting choices.

If at the time of the 2018 annual meeting any nominee is unable or declines to serve, the proxies will vote for the election of such substitute nominee as the Board may recommend. Our Board has no reason to believe that any substitute nominee(s) will be required.

Required Vote and Board Recommendation

In the election of governors, the affirmative vote of a plurality of the membership voting interests is required to elect a nominee to the position of governor.  Therefore, the three nominees receiving the greatest number of votes will be elected, regardless of whether any individual nominee receives votes from a majority of the quorum.  Members do not have cumulative voting rights.

The Board has determined that each nominee is qualified to serve as a governor. HOWEVER, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE INCUMBENT DIRECTORS, DUE TO THEIR EXPERIENCE AND CURRENT SERVICE ON THE BOARD, WHICH HAS PROVIDED THEM WITH SIGNIFICANT EXPOSURE TO AND FAMILIARITY WITH OUR BUSINESS AND OUR PLANTS’ OPERATIONS.

SECTION III - REQUIRED INFORMATION

SECURITY OWNERSHIP OF GOVERNORS, NOMINEES, EXECUTIVE OFFICERS

AND CERTAIN BENEFICIAL OWNERS

The following table provides certain information as of February 28, 2018, with respect to the unit ownership of: (i) those persons or groups (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ) who beneficially own more than beneficial owners owning or holding 5% or more of our outstanding units; (ii) each governor of the Company, (iii) each named executive officer of the Company (as defined in the “Summary Compensation Table” below); and (iv) all officers, governors, and nominees, as a group.  Except as noted below, the persons listed below possess sole voting and investment power over their respective units. No family relationships exist among our governors and executive officers.

Title of Class	Name and Address of Beneficial Owner (1)	Position with the Company	Amount and Nature of Beneficial Ownership (2)		Percent of Class (3)
Governors and Executive Officers
Membership Units	Leslie Bergquist	Governor	15	units	—	%*
Membership Units	Dean Buesing (4)	Governor & Secretary	635	units	2.07%
Membership Units	Steve Christensen	Chief Executive Officer & General Manager	—	units	—%
Membership Units	Paul Enstad (5)	Governor, Chairman, & Incumbent Nominee	125	units	—	%*
Membership Units	Marten Goulet (6)	Governor & Incumbent Nominee	50	units	—	%*
Membership Units	Sherry Jean Larson	Governor	5	units	—	%*
Membership Units	Stacie Schuler	Chief Financial Officer	5	units	—	%*
Membership Units	Martin Seifert	Alternate Governor	2	units	—	%*
Membership Units	Rodney Wilkison	Governor, Vice Chairman & Incumbent Nominee	82	units	—	%*
Membership Units	Kenton Johnson	Governor	10	units	—	%*
Membership Units	Bruce LaVigne (7)	Governor	500	units	1.63%
Membership Units	Michael Lund	Governor	10	units	—	%*
	All Governors, Officers and Nominees as a Group:		1,439	units	4.70%

Other Members Owning or Holding 5% or More of Our Outstanding Units:
Membership Units	Glacial Lakes Energy, LLC 301 20th Avenue SE Watertown, SD 57201		5,004	units	16.35%
Membership Units	Fagen, Inc. 501 W. Highway 212 P.O. Box 159 Granite Falls, MN 56241		4,071	units	13.30%

* Indicates less than 1% ownership.

(1) The address for all governors and named executive officers is the Company’s principal executive offices located at 15045 Highway 23 SE, Granite Falls, Minnesota.

(2)In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any units if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined.  As used herein, “voting power” is the power to vote or direct the voting of units and “investment power” is the power to dispose or direct the disposition of units, and includes all units held directly as well as by spouses and minor children, in trust and other indirect ownership, over which units the named individuals effectively exercise sole or shared voting or investment power.

(3)The percentages in the table are based on 30,606 Units issued and outstanding as of February 28, 2018.

(4)Includes 287 units owned directly through Dean J. Buesing Revocable Living Trust and 348 units owned indirectly through Barbara J. Buesing Revocable Living Trust with his wife.  550 of these units are pledged as security.

(5)Includes 20 units owned by Enstad Brothers Partnership and 5 units owned by the Enstad Family Partnership. Mr. Enstad is a partner of both entities.

(6)Includes 40 units owned jointly with Mr. Goulet’s spouse and 10 units owned indirectly through Jasper Gerald Goulet, Mr. Goulet’s son.

(7)Includes 500 units owned directly by Mr. LaVigne’s spouse.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and governors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”).  Officers, governors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  The Company is required to disclose in this Proxy Statement any failure to file or late filings of such reports with respect to the most recent fiscal year.

Based solely upon a review of copies of forms furnished to the Company or written representations from certain reporting persons that no Form 5s were required for such covered persons, we believe that all Section 16(a) filing requirements applicable to each covered person were satisfied during the 2017 fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed below or “Compensation of Governors” and “Compensation of Executive Officers”, we have not entered into any transaction since the beginning of fiscal year 2017 and there are no currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.  The term “related person” as defined in Item 404(a) of Regulation S-K refers to our directors, executive officers, holders of more than 5% of our outstanding units and the immediate family members of any of those persons.  No direct family relationships exist between any of the governors of the Board, officers, or key employees of the Company.

Related Party Transaction Approval Policy

During fiscal year 2018, we had no written related-party transaction policy.  However, our operating and member control agreement requires that all future transactions with related persons will be no less favorable to us than those generally available from unaffiliated third parties and that all such related party transactions must be approved by a majority of the disinterested governors.

Corn Storage and Grain Handling Agreement

We had a corn storage and grain handling agreement with Farmers Cooperative Elevator (“FCE”), one of our members.  FCE owns a total of 650 units. Pursuant to the corn storage and grain handling agreement, we purchased all of our corn from FCE at a price equal to the bid price FCE established for the plant plus a per bushel procurement fee.  On February 27, 2017, we executed an amendment to the corn storage and grain handling agreement with FCE.  Pursuant to the terms of the amendment, the parties agreed to amend the corn storage and grain handling agreement to accelerate the termination date of the agreement to midnight August 31, 2017.  In exchange for the early termination, GFE paid a termination fee to FCE of approximately $255,000 in August 2017. Prior to the amendment, the termination date of the corn storage and grain handling agreement was set to expire on November 2017.

During the fiscal year ended October 31, 2017, we purchased approximately $51.9 million of corn from FCE for use in our operations.

Since the termination of the FCE corn storage and grain handling agreement, we regularly enter into transactions to buy grain in the ordinary course of business. From time to time, we may buy grain from related persons on the same basis as we buy grain from unrelated parties. For the fiscal year ended October 31, 2017, we purchased approximately $945,000 of corn from board members, consisting of approximately $164,000 from Enstad Brothers Partnership, of which Paul Enstad is a partner; approximately $440,000 from Buesing Ag Partnership, of which Dean Buesing is a partner; and approximately $342,000 from Prairie View Farms, which is controlled by Kenton Johnson.

BOARD OF GOVERNORS’ AND COMPANY GOVERNANCE

Board Leadership Structure

The Company is managed by a chief executive officer that is separate from the chairman of the Board. Steve Christensen is our general manager and chief executive officer, while Paul Enstad is the chairman of the Board. Separation of the two offices is not mandated by the Company’s operating and member control agreement or our corporate governance guidelines and policies. However, we have determined he current separation of the two roles allow our chief executive officer to manage our day to day operations while allowing our chairman to focus on leading our Board in its duty to act in our best interests and that of the members. We believe this leadership structure allows our Board to best focus on its oversight role, providing us a perspective that is independent from that of our management and creating create checks and balances on the executive officers of the Company.

Our Board reserves the right to determine the appropriate leadership structure from time to time.

Board’s Role In Risk Oversight

Although management is responsible for the day-to-day management of risks to the Company, our full Board is actively involved in providing broad oversight of the Company’s risk management programs.  In this oversight role, our Board is responsible for satisfying itself that the risk management processes designed and implemented by the Company’s management are functioning and that the systems and processes in place will bring to its attention the material risks facing the Company to permit the Board to effectively oversee the management of these risks.

A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company.  The involvement of our full board in the risk oversight process allows our Board to assess management’s appetite for risk and also determine what constitutes an appropriate level of risk for the Company.  Our Board regularly includes agenda items at its meetings relating to its risk oversight role and meets with various members of management on a range of topics, including corporate governance and regulatory obligations, operations and significant transactions, business continuity planning, succession planning, risk management, insurance, pending and threatened litigation and significant commercial disputes.

While our Board provides broad oversight of the Company’s risk management processes, various committees of the Board oversee risk management in their respective areas and regularly report on their activities to our entire board.  Principally, the risk management committee assists our Board in identifying and quantifying methods of mitigating or eliminating risk, principally those relating to commodity prices. Our audit committee focuses on assessing and mitigating financial risk, including internal controls over financial reporting. Our three member executive board, functioning as our compensation committee, oversees risks and relevant risk controls related to the Company’s compensation policies, programs and procedures, including the incentives they create, to encourage a level of risk-taking behavior consistent with the Company’s business strategy.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure provides appropriate checks and balances against undue risk taking.

Governors

Our current Board consists of nine elected governors. Under our Current Operating Agreement, the governors’ terms are staggered such that three governors are up for election every year.  Nominees for governor are nominated by our Board, following consideration by our Board’s nominating committee, and then elected by our members.

The chart below lists the governors whose terms continue after the 2018 annual meeting and the incumbent governor nominees whose terms expire at the 2018 annual meeting.  The address for all governors is 15045 Highway 23 S.E., Granite Falls, Minnesota, 56241-0216.

Name	Age	Year First Became a Governor	Term Expires
Paul Enstad	59	2000	2018
Marten Goulet	38	2012	2018
Rodney Wilkison	63	2006	2018
Leslie Bergquist	58	2013	2019
Dean Buesing	64	2009	2019
Sherry Jean Larson	42	2016	2019
Kenton Johnson	29	2013	2020
Bruce LaVigne	67	2014	2020
Michael Lund	51	2014	2020
Martin Seifert	44	2011	*

*Pursuant to our Current Operating Agreement, Mr. Seifert was appointed to serve as an alternate governor by majority vote of our elected governors.

Except for Messrs. Enstad, Goulet, Wilkison, Bergquist, Buesing, Johnson and LaVigne, none of the directors listed above currently serve on the board of directors of any other company having a class of securities registered under Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act, nor have any of our directors served as directors of an investment company registered under the Investment Company Act.  Each of Messrs. Enstad, Goulet, Wilkison, Bergquist, and Buesing serve as the Company’s appointed governors to the board of governors of HLBE, our majority-owned subsidiary and a publicly reporting company.  Each of Messrs. Johnson and LaVigne serves as the Company’s alternate appointed governors to the board of governors of HLBE.

Biographical Information for Governors Continuing in Office

Set forth below is certain information with respect to our governors whose terms continue after the 2018 annual meeting, including the business experience and the experiences, qualifications, attributes or skills, our Board believes qualifies these individuals to serve as governors. Biographical information for the nominee incumbent governors whose terms expire at the 2018 annual meeting may be found above at “SECTION II - PROPOSALS TO BE VOTED UPON, Election of Governors - Information Regarding Nominees”.

Leslie Bergquist - Governor.    Mr. Bergquist was first elected as a governor in 2013. Since January 2012, Mr. Bergquist has owned and served as president of Bergquist Consulting Corporation, which provides commercial and agricultural loan reviews and appraisal reviews. Mr. Bergquist also serves as a farm manager for Fagen Farms, LLP, which is an affiliate of Fagen, Inc., as a bus driver for Bennett & Bennett Transportation. Mr. Bergquist previously served as a senior credit analyst for Forstrom Bancorporation, Inc. from May 2007 through December 2011, and held the positions of president, vice president, and director during his tenure with Yellow Medicine County Bank, which spanned from August 2002 through May 2007. Mr. Bergquist also serves as a one of our appointed governors to the board of governors of HLBE, and serves as a member of the audit committee of HLBE. He also served as an appointed director of Agrinatural from September 2013 until March 2017, representing HLBE’s investment interest in Agrinatural. Mr. Bergquist provides value to our Board through his experience as an executive, his knowledge of the agricultural industry, and his financial acumen and audit committee experience.

Dean Buesing - Governor and Secretary of the Board.  Mr. Buesing has been a governor of the Company since 2009. Mr. Buesing has decades of experience in the agricultural industry, farming near Granite Falls since 1973, and serving as the president of Buesing Farms, Inc. since 1980, as the president of Buesing-Buesing, LLC since 2006 and as a partner in Buesing Ag Partnership since 2007. He also served as a director and planning committee member of Minnesota Corn Processors, LLC, an ethanol production facility located near Marshall, Minnesota, from 1998 until its acquisition by Archer Daniels Midland in 2002.  From 2007 to 2011, Mr. Buesing was a director and secretary of SW Energy, LLC, a development stage ethanol production facility located near McCook, Nebraska. From 1992 to 2000, he was a director and treasurer of Yellow Medicine Soybean Growers. Mr. Buesing also serves as a one of our appointed governors to the board of governors of HLBE. Mr. Buesing’s business experience in both the agriculture and ethanol industries and prior involvement with the biofuels industry provides the Board with a long-term view of agriculture and biofuels businesses.

Sherry Jean Larson, CPA - Governor.    Ms. Larson has been a governor of the Company since March 2016.  She is a certified public accountant and since December 2016, she has been employed as the Chief Financial Officer of Quam Construction in Willmar, Minnesota.  Her responsibilities at Quam Construction include financial planning, record keeping and financial reporting for the company.  For the 15 years prior to her employment at Quam Construction, Ms. Larson was employed as a manager at Christianson & Associates, PLLP (“Christianson”), a public accounting firm located in Wilmar, Minnesota. In her role as a manager at Christianson, she assisted a wide variety of clients in the agriculture and manufacturing industries, including numerous ethanol and other alternative renewable fuel clients, with her primary focus on controller services, financial forecasting, business development, and preparation of business plans.  Additionally, from October 2014 to April 2016, as part of her duties with Christianson, Ms. Larson served as the interim part-time chief financial officer for a private ethanol production facility pursuant to a financial and consulting services agreement between Christianson and the ethanol production facility.  Prior to her employment with Christianson & Associates, Ms. Larson was employed as a senior accountant at Schlenner Wenner & Co. in St. Cloud, Minnesota from November 1997 to July 2001.  She graduated from the University of Evansville with a bachelor of accounting degree and from St. Cloud State University with a masters in business administration.  Ms. Larson’s business experience, knowledge of the ethanol industry, education and financial acumen provide a  valuable resource to our Board.

Kenton Johnson - Governor. Mr. Johnson began his tenure with the Board in April 2013 as Fagen, Inc.’s appointed governor and continued as a governor upon his election to the Board in March 2014.  Since 2007, Mr. Johnson has raised corn and soybeans in his farming operation located south of Granite Falls, Minnesota. In August of 2009, Mr. Johnson became chief executive officer and shareholder of Prairie View Farms, Inc., a family owned and operated farming business. Since January of 2013, Mr. Johnson has served as a director on the boards of Platinum Ethanol, LLC, a 125 million gallon per year ethanol plant located in Arthur, Iowa, and of Platinum Grain, LLC, a commercial grain elevator in Anthon, Iowa. Since October 2013, he has served on the board of Bushmills Ethanol, Inc., a 60 million gallon per year ethanol facility located in Atwater, Minnesota, as an appointee of our general contractor Fagen, Inc. Since June 2015, Mr. Johnson has served as a director for Ringneck Energy LLC, a start-up ethanol company constructing an 80 million gallon per year ethanol facility in Onida, South Dakota.  Mr. Johnson also serves as one of the Company’s alternate appointed governors to the board of governors of HLBE, representing our investment interest in HLBE. Mr. Johnson received a Bachelor of Science degree in agriculture business management from Southwest Minnesota State University in 2011. Mr. Johnson brings valuable leadership and industry insight to the board due his board service for similar companies in the ethanol industry.

Bruce LaVigne - Governor.  Mr. LaVigne has served as a governor since March 2014. Mr. LaVigne is currently employed by as the managing director of Red Lake Resources Ltd, an Ontario private equity mineral exploration company, since April 2010 and as chief executive officer of Secluded Properties Limited, an Ontario company that develops commercial timber and mining, since February 1989. In addition, Mr. LaVigne is also former chief executive officer of Lac Seul Airways, Ltd. (having held the position of chief executive officer from 1998 to 2011); the chief executive officer of 972974 Ontario Limited, a private equity mining and real estate company; the chairman of 1009167 Ontario Limited, a private investment holding company; and a vice president of Boundary Waters Land and Timber, a private equity Minnesota real estate development and timber production company that manages 2,800 acres of commercial timber production land in northern Minnesota. He also serves as one of the Company’s alternate appointed governors to the board of governors of HLBE, representing our investment interest in HLBE.  Mr. LaVigne’s leadership skills and his business acumen are an asset to the Board in developing strategy and provides operational perspective.

Michael Lund - Governor.  Mr. Lund was first elected as a governor in 2014. Mr. Lund has been a co-owner of Stony Run Farms, a 3,400 acre corn and soybean farm near Montevideo, Minnesota since 2002 and the owner of West Central Seeds, Inc., a sales agency for Pioneer Hi-Bred since 1999. From 1990 to 1999, Mr. Lund worked as an agronomist for Golden Harvest Seed Company. He has also served as director and secretary, and is currently president of Leenthrop Farmers Mutual Insurance Company since 2005. Mr. Lund earned his bachelor of science degree in agronomy and agricultural economics at the University of Minnesota, St. Paul and his masters degree in corn and soybean production at the University of Wisconsin, Madison. Mr. Lund’s leadership and agricultural experience outside our Company make him an essential member of the Board.

Martin Seifert - Alternate Governor. Mr. Seifert was first appointed by the Board as an alternate governor in May 2011. Since December 2014, Mr. Seifert has been employed as a lobbyist with the firm of Flaherty and Hood, P.A. in St. Paul, Minnesota.  Previously, he was the executive director of the Avera Marshall Foundation from 2010 to 2013, which provides financial support for the Marshall Regional Medical Center hospital and long term care facility. Mr. Seifert has also been a realtor with Real Estate Retrievers from 2010 to 2014. Mr. Seifert was a member of the Minnesota House of Representatives from 1996 to 2011. He also served as minority leader in the Minnesota House of Representatives from 2006 to 2009. In August 2016, Mr. Seifert was elected to a three-year term to the board of Catholic United Financial, a fraternal insurance company located in Minnesota. Mr. Seifert graduated from Southwest Minnesota State University in 1995 with a bachelors of arts in political science. From September 2013 until March 2017, Mr. Seifert served as one of the Company’s alternate appointed governors to the board of governors of HLBE. Mr. Seifert provides significant assistance to our Board in the Company’s interaction with all levels of local and state government and also provides an independent, long-term view of the further development of Company’s site and business.

Governor Independence Standards

Our securities are not listed on a national securities exchange or in an inter-dealer quotation system that requires that a majority of the Board be independent. However, we use the independence standards set forth by the SEC and NASDAQ to evaluate the independence of our Board.

In determining independence, the Board reviews whether governors have any material relationship with the Company taking into consideration the following factors: (i) the business relationships of our directors; (ii) positions our directors hold with other companies; (iii) family relationships between our directors and other individuals involved with the Company; (iv) transactions between our directors and the Company; and (v) compensation arrangements between our directors and the Company. An independent governor must not have any material relationship with the Company, directly or indirectly as a partner, shareholder, or officer of an organization that has a relationship with the Company, or any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a governor.

The Board undertook a review of governor independence in February 2018 as to all of the governors then serving. As a result of its review, the board of governors affirmatively determined that each of Ms. Larson and Messrs. Wilkison, Bergquist, Goulet, LaVigne, Lund, and Seifert are independent according to the “independence” definition of the NASDAQ Listing Rules.    The Board made the determination that each of Messrs. Buesing, Enstad, and Johnson are not “independent” because they sold a significant amount of grain to us in fiscal year 2017, as discussed above under the section titled “Certain Relationships and Related Transactions”.

Code of Ethics

The Board has adopted a code of ethics that sets forth standards regarding matters such as honest and ethical conduct, compliance with the law, and full, fair, accurate, and timely disclosure in reports and documents that we file with the SEC and in other public communications.  The code of ethics applies to all of our employees, officers, and governors, including our chief executive officer and chief financial officer.  The code of ethics is available free of charge on written request to Granite Falls Energy, LLC, 15045 Highway 23 S.E., Granite Falls, Minnesota, 56241-0216.

Committees of Our Board of Governors

During fiscal 2017, our Board had four standing committees: the audit committee, compensation committee, nominating committee and risk management committee.

Audit Committee

The audit committee’s function is one of oversight and, in that regard, the audit committee meets with our management and independent registered public accounting firm to review and discuss our financial reporting and our controls respecting accounting.  The audit committee consists of Messrs. Rodney Wilkison (chairman), Leslie Bergquist, and Marten Goulet.

Compensation Committee

The Board’s three member non-employee executive board serves as our compensation committee. The executive board is responsible for discharging the Board’s responsibilities relating to compensation of our Company’s executive officers. The executive board has the authority to approve and make recommendations to the Board with respect to the compensation of the chief executive officer of the Company and evaluates the chief executive officer’s performance in light of his goals and objectives, as determined by the executive board. The executive board consults with the chief executive officer with respect to compensation for the Company’s other executives and the chief executive officer may be present at meetings for deliberations on other executive officer compensation, but he may not vote. The executive board consists of Messrs. Paul Enstad (chairman), Dean Buesing, and Rodney Wilkison.

Nominating Committee

The nominating committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the governor nominees to be considered for election by members and for election by the Board to fill any vacancy or newly created governorship. The nominating committee consists of Ms. Sherry Jean Larson and Messrs. Bruce LaVigne,  Michael Lund, Kenton Johnson, and Lee Uldbjerg (chairman).

Risk Management Committee

The risk management committee’s function is to assist the Board in assessing and managing the risks associated with managing our processing margin and the purchase and sale of commodities required in connection with or produced as a result of our production of ethanol. The risk management committee consists of Steve Christensen, our chief executive officer, and Eric Baukol, our risk manager.

Board and Committee Meetings and Governor Attendance

The Board generally meets once per month.  The Board held thirteen regularly scheduled and special meetings during the fiscal year ended October 31, 2017.  In addition, the audit committee held four meetings, the compensation committee held two meetings, the risk management committee held twelve meetings and the nominating committee held two meetings.  Each incumbent governor attended 75% or more of the meetings of the Board and Board committees on which he served during fiscal year 2017.

As provided in the Current Operating Agreement, the alternate governor attends meetings of the Board and if any elected governor is not available for, or during any part of, a meeting of the Board or to take action in writing in lieu of such a meeting, the alternate governor is entitled to act in the stead of such elected governor at such meeting, or during such part, or to take such action in writing (but only on behalf of one elected governor, if more than one is unavailable).  Mr. Seifert, our alternate governor, attended all Board meetings and due to the absence of various elected governors, participated in four meetings of the board of governor during the fiscal year ended October 31, 2017 as a voting member of the board.

The Board does not have a policy with regard to governors’ attendance at annual meetings.  Last year all of our governors attended the Company’s annual meeting.  Due to this high attendance record, it is the view of the Board that such a policy is unnecessary.

Member Communications with Our Directors

The Board does not have a formalized process for holders of membership units to send communications to the Board.  The Board feels this is reasonable given the accessibility of our governors.  Members desiring to communicate with the Board are free to do so by contacting a governor via our website, fax, phone or in writing to the Company’s principal office at 15045 Highway 23 S.E., Granite Falls, Minnesota, 56241-0216.  The Company will provide a copy of each such writing to the directed governor or to all governors if directed to the Board generally.  The names of our governors are set forth above and are listed on the Company’s website at www.granitefallsenergy.com.

Audit Committee

The audit committee of the Board operates under a charter adopted by the Board in fall 2005.  Our audit committee charter is available on our website at www.granitefallsenergy.com. Under the charter, the audit committee must have at least three members.  The audit committee consists of Messrs. Wilkison (chairman), Bergquist, and Goulet.

The audit committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities.  However, our audit committee charter requires a majority of our committee members to be independent.  All of the members of our audit committee are independent under the definition provided in our audit committee charter and the definition of independence provided by NASDAQ rules 5605(a)(2) and 5605(c)(2).

Mr. Wilkison serves as our audit committee financial expert.  Mr. Wilkison’s experience as the owner and chief executive officer of Wilkison Consulting Service, which provides financial consulting, tax preparation, and monthly accounting services for farmers and small businesses, qualifies him to be the audit committee’s financial expert.

Our audit committee held four meetings during fiscal year 2017.  Each of our audit committee members attended all of the audit committee meetings.

Audit Committee Report

The following is a report of the audit committee for the fiscal year ended October 31, 2017. The following report of the audit committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

The audit committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process.  The Company’s independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles.  The audit committee reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the fiscal year ended October 31, 2017.  The audit committee has discussed with Boulay PLLP, its independent auditors, the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communication with Audit Committee (AS16). The audit committee has received and reviewed the written disclosures and the letter to management from Boulay PLLP, as required by applicable requirements of the PCAOB, and has discussed with the independent accountants the independent accountants’ independence as required by the PCAOB and the Independence Rule 3526, Communications with Audit Committees Concerning Independence.  The audit committee has considered whether the provision of services by Boulay PLLP, not related to the audit of the financial statements referred to above and to the reviews of the interim consolidated financial statements included in the Company’s Forms 10-Q, are compatible with maintaining Boulay PLLP’s independence and concluded that the provision of such services is compatible with maintaining Boulay PLLP’s independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited consolidated financial statements referred to above be included in the Company’s annual report on Form 10-K for the fiscal year ended October 31, 2017.

Audit Committee:

Rodney Wilkison, Chair

Leslie Bergquist

Marten Goulet

Independent Registered Public Accounting Firm

The audit committee selected Boulay PLLP, as independent registered public accountants for the fiscal year November 1, 2017 to October 31, 2018.  A representative of Boulay PLLP, is expected to be present at the 2018 annual meeting of members and will have an opportunity to make a statement if so desired.  The representative is also expected to be available for questions from the members.

Audit Fees

The aggregate fees billed by the principal independent registered public accountants (Boulay PLLP) to the Company for the fiscal year ended October 31, 2017 and 2016 are as follows:

Category	Fiscal Year	Fees
Audit Fees(1)	2017	$137,000
	2016	$127,000
Tax Fees(2)	2017	$16,000
	2016	$19,000
All Other Fees(3)	2017	$27,000
	2016	$22,000

(1)The audit fees were incurred for the audit of the Company’s annual consolidated financial statements included within Form 10-K and review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, as well as services in connection with other statutory and regulatory filings or engagements for the fiscal years ended October 31, 2017 and 2016.

(2)The tax fees were billed for services rendered for tax compliance. The nature of the services comprising the tax fees was for year-end tax preparation of the partnership return and associated K-1’s.

(3)The other fees were billed for services rendered for the Renewable Identification Number agreed-upon procedures as well as other financial, tax, and operational related consulting.

Prior to engagement of the principal independent registered public accountants to perform audit services for the Company, the principal accountant was pre-approved by our audit committee pursuant to Company policy requiring such approval.

One hundred percent (100%) of all audit services, audit-related services and tax-related services were pre-approved by our audit committee.

Audit Committee Pre-Approval Policies

We have adopted pre-approval policies and procedures for the audit committee that require the audit committee to pre-approve all audit and all permitted non-audit engagements and services (including the fees and terms thereof) by the independent auditors, except that the audit committee may delegate the authority to pre-approve any engagement or service less than $10,000 to one of its members, but requires that the member report such pre-approval at the next full audit committee meeting. The audit committee may not delegate its pre-approval authority for any services rendered by our independent auditors relating to internal controls. These pre-approval policies and procedures prohibit delegation of the audit committee’s responsibilities to our management. Under the policies and procedures, the audit committee may pre-approve specifically described categories of services which are expected to be conducted over the subsequent twelve months on its own volition, or upon application by management or the independent auditor.

All of the services described above for fiscal year 2017 were pre-approved by the audit committee or a member of the committee before Boulay PLLP was engaged to render the services.

Nominating Committee

The nominating committee operates under a charter adopted by the Board in August 2007.  In May 2013, we amended our nominating committee charter to eliminate the requirement that the committee include at least two members that had served on the nominating committee during the previous nominating committee cycle. Under the amended charter, the nominating committee must consist of at least four members and may not have more than one member who is not a governor of the Company. Our nominating committee charter is available on our website at www.granitefallsenergy.com.

Ms. Larson and Messrs. LaVigne, Lund, Johnson, and Uldbjerg currently serve as the Company’s nominating committee. The chairperson of the nominating committee is Mr. Uldbjerg, who is the principal of Uldbjerg Consulting LLC.  Mr. Uldbjerg is not a member of our Board.

The nominating committee has the authority to engage consultants, and since 2013, has engaged the Uldbjerg Consulting LLC to help identify and evaluate potential governor nominees.  As part of the engagement, Uldbjerg Consulting LLC agreed to provide the services of Mr. Uldbjerg as nominating committee chair and that he would attend all meetings of the Company’s nominating committee and attend board of governor meetings as requested by our Board.  In exchange for these services, we agreed to pay Uldbjerg Consulting LLC $250 per each nominating meeting attended by Mr. Uldbjerg, plus travel expenses and mileage at IRS approved rates.  For fiscal year 2017, we paid Uldbjerg Consulting LLC a total of approximately $314 and additional approximately $345 subsequent to the end of the 2017 fiscal year for his services on our nominating committee.

The nominating committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities.  Nevertheless, our nominating committee charter requires at least one of our committee members to be independent. The Board has determined that each member of the nominating committee is independent under the NASDAQ definition of independence.

The nominating committee oversees the identification and evaluation of individuals qualified to become governors and recommends to the Board the governor nominees for each annual meeting of the members. The major responsibilities of the nominating committee are to:

•	Develop a nomination process for candidates to the Board;

•	Establish criteria and qualifications for membership to the Board;

•	Identify and evaluate potential governor nominees;
•	Fill vacancies on the Board; and

•	Recommend nominees to the Board for election or reelection.

The following list represents the types of criteria the nominating committee takes into account when identifying and evaluating potential nominees:

•	Agricultural, business and financial background;

•	Accounting experience;

•	Community or civic involvement;

•	Independence from the Company (i.e. free from any family, material business or professional relationship with the Company);

•	Lack of potential conflicts with the Company;

•	Examples or references that demonstrate a candidate’s integrity, good judgment, commitment and willingness to consider matters with objectivity and impartiality; and

•

Specific needs of the existing board relative to any particular candidate so that the overall board composition reflects a mix of talents, experience, expertise and perspectives appropriate to the Company’s circumstances.

Pursuant to the nominating committee’s charter, the nominating committee may consider potential governor candidates recommended by members.  Company members may submit recommendations for candidates to the chairman of the nominating committee.  All nominations must be submitted in writing along with a completed nominee questionnaire which includes the nominating member’s name and contact information, a brief description of the candidate’s business experience, civic involvement, education and such other information as the member submitting the recommendation believes is relevant to the evaluation of the candidate.  All member recommendations for the election of governors at the 2019 annual meeting must be received by the Company no later than November 1, 2018.

Our nominating committee held two meetings for the purpose of selecting nominees for the election of governors at the 2018 annual meeting.  Each of our nominating committee members attended at least 75% of the nominating committee meetings.  Mr. Uldbjerg attended all meetings.

Compensation Committee

The board of governors has not established a committee specifically entitled “compensation committee”. Rather, the executive board serves as the Company’s compensation committee.  The executive board does not operate under a charter when performing its functions as a compensation committee.  The executive board carried out its function as a compensation committee during two meetings held in the fiscal year ended October 31, 2017.

The executive board has the overall responsibility for approving and evaluating the Company’s governor and executive compensation plans, policies and programs.  Neither the Company nor the executive board has historically engaged compensation consultants to assist in determining or recommending the amount or form of executive or governor compensation, but would consider doing so in those situations where either the Company or the compensation committee felt it was warranted or appropriate.

The executive board is exempt from independence listing standards because our securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities.  However, as discussed above, Mr. Wilkison is independent as defined by NASDAQ Rule 5605(a)(2).    Messrs. Enstad and Buesing are not “independent” because each, through their respective affiliates, sold a significant amount of grain to us in fiscal year 2017, as discussed above under the section titled “Certain Relationships and Related Transactions”.

For additional information on the responsibilities and activities of the executive board, including the process for determining executive compensation, see the sections of this proxy statement entitled “Governor Compensation” and “Compensation Of Executive Officers”.

Our executive board held two meetings for the purpose of selecting performing its functions as our compensation committee.  Each of our executive committee members attended all of these meetings.

Compensation Committee Interlocks and Insider Participation

None of the members of the executive board is or has been an employee of the Company.  There are no interlocking relationships between our Company and other entities that might affect the determination of the compensation of our executive officers.

GOVERNOR COMPENSATION

We do not provide our governors with any equity or equity option awards, nor any non-equity incentive payments or deferred compensation.  Similarly, we do not provide our governors with any other perquisites, “gross-ups,” defined contribution plans, consulting fees, life insurance premium payments or otherwise.

Our governor compensation policy was approved by our Board in April 2012.  The current governor compensation policy provides that each governor receives a monthly stipend of $1,000 per Board meeting attended in-person plus an additional $250 per Board meeting for meeting participation whether attended in person or by conference call.  Additionally, we also pay $250 for additional meetings of greater than one-half day in length; $125 for attending meetings less than one-half day in length; and $125 for attendance at meetings by conference call.  The following amounts are also paid to governors for specified services: (i) the Chairman and Secretary of the Board are paid $500 per month, and (ii) members of the audit committee are paid $1,000 per quarter.

The following table sets forth all compensation paid or payable by the Company to our governors during the fiscal year ended October 31, 2017.  As of February 28, 2018, none of our officers had any options, warrants, or other similar rights to purchase securities of the Company.

Governor	Fees Earned or Paid in Cash ($) (1)	Additional Compensation ($) (2)		Total Compensation ($)
Paul Enstad	$21,625	$22,760	(3)	$44,386
Rodney Wilkison	$19,250	$19,767	(4)	$39,017
Dean Buesing	$21,625	$17,058	(5)	$38,683
Marten Goulet	$18,250	$32,784	(6)	$51,284
Leslie Bergquist	$19,375	$22,238	(7)	$41,613
Sherry Jean Larson	$15,625	$996		$16,621
Kenton Johnson	$13,875	$17,130	(8)	$31,005
Bruce LaVigne	$13,750	$12,642	(9)	$26,392
Michael Lund	$13,875	$1,680		$15,556
Marty Seifert	$15,125	$6,847	(10)	$21,972

(1)	Includes a monthly stipend plus fees paid based on attendance at board and committee meetings.

(2)	Includes reimbursement for mileage and other reasonable expenses incurred in connection with services rendered to the Company and the Board.

(3)

Includes approximately $159 in mileage and expense reimbursement paid by the Company, approximately $102 in mileage and expense reimbursement paid by HLBE, $21,000 paid by HLBE for serving as one of the Company’s appointed governors on the HLBE board of governors and as HLBE’s chairman, and $1,500 by Agrinatural for serving as one of the HLBE’s appointed managers on the Agrinatural board of managers.

(4)

Includes approximately $387 in mileage and expense reimbursement paid by the Company, approximately $380 in mileage and expense reimbursement paid by HLBE, and $19,000 paid by HLBE for serving as one of the Company’s appointed governors on the HLBE board of governors, as HLBE’s vice chairman and chairman of HLBE’s audit committee.

(5)

Includes approximately $1,780 in mileage and expense reimbursement paid by the Company, approximately $28 in mileage and expense reimbursement paid by HLBE, and $15,250 paid by HLBE for serving as one of the Company’s appointed governors on the HLBE board of governors.

(6)

Includes approximately $6,797 in mileage and expense reimbursement paid by the Company, approximately $7,738 in mileage and expense reimbursement paid by HLBE, and $18,500 paid by HLBE for serving as one of the Company’s appointed governors on the HLBE board of governors and as HLBE’s chairman and an alternate member of HLBE’s audit committee.

(7)

Includes approximately $1,135 in mileage and expense reimbursement paid by the Company, approximately $421 in mileage and expense reimbursement paid by HLBE, $19,000 paid by HLBE for serving as one of the Company’s appointed governors on the HLBE board of governors and as HLBE’s chairman and a member of HLBE’s audit committee, $1,500 by Agrinatural for serving as one of the HLBE’s appointed managers on the Agrinatural board of managers, and approximately $182 in mileage and expense reimbursement paid by Agrinatural.

(8)

Includes approximately $2,030 in mileage and expense reimbursement paid by the Company, approximately $100 in mileage and expense reimbursement paid by HLBE, and $15,000 paid by HLBE for serving as one of the Company’s alternate appointed governors on the HLBE board of governors.

(9)

Includes approximately $2,592 in mileage and expense reimbursement paid by the Company, approximately $800 in mileage and expense reimbursement paid by HLBE, and $9,250 paid by HLBE for serving as one of the Company’s alternate appointed governors on the HLBE board of governors.

(10)

Includes approximately $409 in mileage and expense reimbursement paid by the Company, approximately $188 in mileage and expense reimbursement paid by HLBE, and $6,250 paid by HLBE for serving as one of the Company’s alternate appointed governors on the HLBE board of governors.

COMPENSATION OF EXECUTIVE OFFICERS

Executive Officers and Significant Employees

The table below lists all of our executive officers and two significant employees, our risk manager and plant manager, whom we expect to make a significant contribution to the Company’s business.  The address for all of the individuals identified below is 15045 Highway 23 S.E., Granite Falls, Minnesota, 56241-0216.  There are no arrangements or understandings between any of the Company’s executive officers and any other persons pursuant to which he or she was selected as an executive officer.

Name	Age	Position(s) Held with the Company	Length of Service
Steve Christensen	60	Chief Executive Officer and General Manager	Since April 2012
Stacie Schuler	45	Chief Financial Officer	Since July 2005
Eric Baukol	35	Risk Manager	Since June 2010
Robin Spaude	68	Plant Manager	Since March 2001

Biographical Information for Executive Officers and Significant Employees

Steve Christensen, Chief Executive Officer and General Manager.  Mr. Christensen joined the Company in April 2012 as chief executive officer and general manager. From 2005 through December 2011, Mr. Christensen was chief executive officer and general manager of Western Wisconsin Energy, LLC, which owned and operated an ethanol plant in Boyceville, Wisconsin. Mr. Christensen has also operated a southwest Iowa family farm since 1987. Mr. Christensen holds a bachelors of science degree in animal science from Iowa State University and has completed some post graduate work in business. Pursuant to the Company’s Management Services Agreement with HLBE, Mr. Christensen also serves as Chief Executive Officer of that company, a position he has held since July 31, 2013. He also serves as GFE’s appointed director to the board of directors of Ring-neck Energy & Feed, LLC, which is constructing an 80 million gallon per year ethanol manufacturing plant outside of Onida, South Dakota in Sully County. It is anticipated that Mr. Christensen will hold the office of Chief Executive Officer until the earlier of his resignation, death, disqualification or removal by the Board.

Stacie Schuler - Chief Financial Officer.  Ms. Schuler joined the Company in July 2005 as chief financial officer and controller. Prior to joining the Company, Ms. Schuler worked as a financial manager for Cargill, Incorporated from 1997 to 2005. Ms. Schuler received her accounting degree through Southwestern Technical College in Granite Falls, Minnesota and Southwest State University in Marshall, Minnesota. Pursuant to the Company’s Management Services Agreement with HLBE, Ms. Schuler also serves as Chief Financial Officer of that company, a position she has held since July 31, 2013. It is anticipated that Ms. Schuler will hold the office of Chief Financial Officer until the earlier of her resignation, death, disqualification or removal by the Board.

Eric Baukol - Risk Manager.  Mr. Baukol joined the Company in June 2010 as risk manager. Prior to joining the Company, Mr. Baukol was employed as a market analyst for Country Hedging, Inc. (now CHS Hedging), a farm marketer for Cargill, and as a location manager for Canby Farmers Grain.  Mr. Baukol holds a B.S. degree in agricultural education from the University of Wisconsin-River Falls and a master’s degree in business administration from Southwest Minnesota State University. Pursuant to the Company’s Management Services Agreement with HLBE, Mr. Baukol also serves as the risk manager of that company, a position he has held since July 31, 2013. It is anticipated that Mr. Baukol will serve as Risk Manager until the earlier of his resignation, death, disqualification or removal by the Board.

Robin Spaude - Plant Manager.  Mr. Spaude began his working relationship with the Company in March 2001 as an independent contractor providing project & construction coordination services and assisting the Company with permitting, infrastructure and construction management activities. Since July 2005, he has been the Company’s Plant Manager and full-time employee of Company.  In addition to his employment with the Company, Mr. Spaude served as an independent contractor to Highwater Ethanol, LLC, an SEC reporting company, providing project & construction coordinator services from May 2008 to Sept 2009.  Prior to his ethanol industry experience, Mr. Spaude was employed for 31 years as a director of Manufacturing and Engineering in the U.S. and Mexico for the Plews Manufacturing Company, an automotive aftermarket automotive components   company and operating division of the Parker-Hannifin Corp. until its sale of Plews to the Stant Corp.  Mr. Spaude is a retired Army Reserve officer of 20 years service in ordinance and logistics.  He also served the Granite Falls community as Airport Commission chairman for 19 years, from 1988 until 2007.  Mr. Spaude is a graduate of the Minnesota West Community and Technical College in Granite Falls, Minnesota with a degree in Industrial Drafting and Design Technology. It is anticipated that Mr. Spaude will serve as Plant Manager until the earlier of his resignation, death, disqualification or removal by the Board.

Compensation Discussion and Analysis

Overview

Throughout this proxy statement, the individuals who serve as our chief executive officer and chief financial officer are referred to as the “executive officers”.

Compensation Committee

Our three-member executive board serves as the Company’s compensation committee for the fiscal year ended October 31, 2017. The executive board has responsibility for establishing, implementing and regularly monitoring adherence to the Company’s compensation philosophy and objectives.  The executive board ensures that the total compensation paid to the executive officers is fair, reasonable and competitive.

The executive board:

•	establishes and administers a compensation policy for the executive officers;

•	reviews and approves the compensation policy for all of our employees other than the executive officers;

•	reviews and monitors our financial performance as it affects our compensation policies or the administration of those policies;

•	reviews and monitors our succession plans;

•	approves awards to employees pursuant to our incentive compensation plans; and

•	approves modifications in the employee benefit plans with respect to the benefits salaried employees receive under such plans.

All of the executive board’s actions are reported to the Board and, where appropriate, submitted to the Board for ratification. In determining the chief executive officer’s compensation, the executive board considers evaluations prepared by the governors. From time to time, the executive board may delegate to the chief executive officer the authority to implement certain decisions of the committee, to set compensation for other executive officers and to fulfill administrative duties.

Compensation Philosophy and Objectives

Our compensation programs are designed to achieve the following objectives:

•	Attract, retain and motivate highly qualified and talented executives who will contribute to the Company’s success by reason of their ability, ingenuity and industry;

•	Link compensation realized to the achievement of the Company’s short and long-term financial and strategic goals;

•	Align management and member interests by encouraging long-term member value creation;

•	Maximize the financial efficiency of the compensation program from tax, accounting, cash flow and dilution perspectives; and
•	Support important corporate governance principles and comply with best practices.

Compensation Committee Procedures

The executive board is responsible for determining the nature and amount of compensation for the Company’s executive officers.  The executive board receives input from the chief executive officer on the personal performance achievements of the executive officers and management employees who report to him.  This individual performance assessment determines a portion of the annual compensation for each such executive officer and manager.  In addition, the chief executive officer provides input on salary increases, incentive compensation opportunities, and long-term incentive grants for the executive officers and management employees who report to him, which the committee considers when making executive compensation decisions.

The executive board does its own performance review of the chief executive officer.  The executive board annually evaluates the performance of our chief executive officer in light of the Company’s goals and objectives and determines and approves the chief executive officer’s compensation level based on this evaluation.  In determining the long-term incentive component of the chief executive officer’s compensation, the executive board will consider all relevant factors, including the Company’s performance, the value of similar awards to chief executive officers of comparable companies, and the awards given to the chief executive officer of the Company in past years.  The chief executive officer is not present at executive board level deliberations concerning his compensation.

Compensation Elements

Generally the types of compensation and benefits provided to the executive officers are similar in form to the compensation and benefits provided to our other employees.  For fiscal year 2017, the principal components of our compensation for executive officers included:

•	base salary;

•	incentive cash bonuses; and

•	perquisites and other personal benefits.

We expect that the principal components of compensation for any executive officer who may be hired in 2017 will be comprised of the same principal components. We have entered into employment agreements with Mr. Christensen (our chief executive officer) and Ms. Schuler (our chief financial officer).  These components have been included in the employment agreements with our executive officers, as well as in Company policies.

Base Salary

Base salaries for our executive officers are established based on the scope of their roles, responsibilities, experience levels and performance, and taking into account competitive market compensation paid by comparable companies for similar positions.  Base salaries are reviewed approximately annually, and may be adjusted from time to time to realign salaries with market levels after taking into account individual performance and experience.

Bonus

On June 22, 2017, the board adopted an Annual Chief Executive Officer Cash Bonus Plan (the "New CEO Bonus Plan").  The Company's chief executive officer and general manager, Steve Christensen, is the sole participant in the Plan.  The CEO bonus plan replaces in its entirety the prior CEO bonus plan, of which Mr. Christensen was the sole participant.

Pursuant to the New CEO Bonus Plan, the Company will pay our chief executive officer an annual bonus equal to one quarter of one percent of the annual consolidated net income of the Company, as reported in the Company’s annual audited consolidated financial statements. The bonus is generally to be assessed each year as of the end of the then current fiscal year (October 31), once the Company’s auditors have completed their annual audit of the Company’s consolidated financial statements.  Under the Plan, the bonus payments will be paid in a cash lump sum payment within ninety (90) days following the end of the fiscal year (October 31).  In order to receive a bonus payment, the chief executive officer must be actively employed with the Company on the last day of the fiscal year.

Under the prior plan, the chief executive officer’s bonus was only eligible to receive a bonus if a minimum net profit threshold of $10.0 million threshold was attained.  If attained, the chief executive officer was entitled to a bonus equal to one quarter of one percent of the amount of net profit.  Under the prior plan, no bonus was awarded to Mr. Christensen for fiscal year 2016. However, in connection with the establishment of the Plan, the Board approved a retroactive bonus of $28,071 payable to our chief executive officer under for fiscal year 2016.  The Company paid the cash bonus award for fiscal year 2016 to Mr. Christensen in June 2017.

Following the end our 2017 fiscal year, our board approved a bonus of $37,804 payable to our Chief Executive Officer under the New CEO Bonus Plan.

During our 2017 fiscal year, our board of governors awarded a bonus of $28,045 to our chief financial officer, or approximately 19.4% of her base wages. The foregoing bonus was awarded by the Board to our chief financial officer as part of an employee incentive program adopted by our board.

The purpose of the employee incentive program is to reward employees for the Company’s attainment of financial results and production goals, to encourage regulatory compliance, and reflect a positive safety culture. All employees, except our chief executive officer, can earn a quarterly bonus up to 3.0% of the employee’s base wages if the Company meets certain minimum safety, regulatory compliance, production and financial performance goals, or up to 12.0% of the employee’s base wages on an annual basis. For the purpose of the incentive bonus calculation, base wages include all regular, paid time off and holiday pay. The Company believes that the employee incentive bonus program is reasonable as it ties the bonus paid to the employees to the operational performance and financial success of the Company and is easily quantified by the Company.

In addition to the base salary and performance incentives, our executive officers may receive bonuses in the discretion of our board. No discretionary bonuses were awarded during fiscal year 2017.

Employment Agreements with Executive Officers

We entered into employment agreements with our chief executive officer and chief financial officer.  The terms of these employment agreements commenced on October 31, 2014, and continue until terminated by the executive officer or the Company upon thirty days written notice.

The employment agreements provide for an initial base salary which is subject to review and adjustment on an annual basis by the Board.  Additionally, the executives are each entitled to twelve months continued salary and paid health care benefits in the event of their dismissal by the Company without cause with such amounts to be reduced by any salary earned in and health care benefits provided by other employment during that period. If the employee voluntarily terminates his or her employment or is terminated for “cause” by the Company, the employee has no right, and Company has no obligation, to continue salary or health insurance benefits after the date of termination.  In addition, the Company may terminate the employment agreements upon sixty days notice and payment of twelve months salary in the event of certain change in control events, which include the sale of substantially all of the Company’s assets, the sale of a majority of the Company’s outstanding membership units and the merger or consolidation of the Company with another.

The employment agreements prohibit the executive officers from competing with the Company within thirty miles of the Company’s facility during the term of the employment agreements and for one year thereafter. The employment agreements also restrict the executive officers from disclosing certain Company information, interfering with the Company and soliciting customers, suppliers or past or present employees of the Company in connection with a competitive business operating within thirty miles of the Company’s facility.

Potential Payments upon Termination or Change in Control

If our chief executive officer would have been dismissed without cause on October 31, 2017, and assuming that there was no reduction for salary earned in other employment, the Company estimates that it would have provided salary and health care benefits over a twelve-month period of approximately $209,000 pursuant to our employment agreement with our chief executive officer. Assuming that our chief executive officer would have been dismissed due to a change in control event on October 31, 2017, the Company estimates that it would have paid a lump sum in the amount of $209,000.

If our chief financial officer would have been dismissed without cause on October 31, 2017, and assuming that there was no reduction for salary earned in other employment, the Company estimates that it would have provided salary and health care benefits over a twelve-month period of $144,000 pursuant to our employment agreement with our chief executive officer. Assuming that our chief financial officer would have been dismissed due to a change in control event on October 31, 2017, the Company estimates that it would have paid a lump sum in the amount of $144,000.

Perquisites and Other Personal Benefits

We have traditionally provided named executive officers with perquisites and other personal benefits that the executive board believes are reasonable and consistent with our overall compensation program and are provided to all employees. Except for a Company-owned vehicle provided to Mr. Christensen, our chief executive officer, we do not provide any material executive perquisites.  The executive board believes that the use of a Company-owned vehicle, including all costs incurred in the use of the vehicle, are consistent with market practices and necessary for him to effectively serve as the chief executive officer of the Company.

Accounting and Tax Treatment of Awards

None of our executive officers, governors, or employees receives compensation in excess of $1,000,000 and therefore the entire amount of their compensation is deductible by the Company as a business expense. Certain large executive compensation awards are not tax deductible by companies making such awards. None of our compensation arrangements are likely to reach this cap in the foreseeable future.

Compensation Committee Report

The following report of the compensation committee shall not be deemed to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that we specifically incorporate it by reference in such filing.

The executive board has reviewed and discussed the foregoing Compensation Discussion and Analysis with management.  Based upon this review and discussion, the Board determined that the Compensation Discussion and Analysis should be included in this proxy statement.

Executive Board:

Paul Enstad, Chair

Rodney Wilkison

Dean Buesing

Summary Compensation Table

The following table sets forth all compensation paid or payable by the Company to our executive officers during the fiscal years ended October 31, 2017, 2016, and 2015, respectively.  As of February 28, 2018, none of our officers had any options, warrants, or other similar rights to purchase securities of the Company.

Name and Principal Position	Year	Salary	Bonus	Non-equity Incentive Plan Compensation(1)(2)	All Other Compensation(3)(4)	Total
Steve Christensen, CEO	2017	$208,627	$—	65,875	$48,575	$323,076
	2016	$210,531	$—	—	$34,231	$244,762
	2015	$189,807	$—	34,080	$22,711	$246,598
Stacie Schuler, CFO	2017	$144,324	$—	28,045	$13,445	$185,814
	2016	$140,696	$—	23,760	$10,842	$175,298
	2015	$129,808	$—	22,470	$9,423	$161,701

(1)Amounts consist of cash bonuses awarded to Mr. Christensen’s under the applicable cash bonus plan. See “Compensation of Executive Officers, Compensation Disclosure and Analysis – Compensation Elements–  Bonus”.

(2)Amounts consist of cash bonuses awarded to Ms. Schuler under the Company’s employee incentive program applicable to all employees other than the chief executive officer. See “Compensation of Executive Officers, Compensation Disclosure and Analysis – Compensation Elements–  Bonus”.

(3)All other compensation for Mr. Christensen includes compensation related to paid time off and vacation ($37,532 in fiscal year 2017, $24,206 in fiscal year 2016,  and $18,375 in fiscal year 2015) and personal use of a company vehicle ($11,043 in fiscal year 2017, $10,025 in fiscal year 2016,  and $4,336 in fiscal year 2015).

(4)Other compensation for Ms. Schuler includes compensation related to paid time off and vacation.

MEMBER PROPOSALS FOR THE 2019 ANNUAL MEETING

We currently intend to hold our 2019 annual meeting during the last half of March 2019.  Under the rules of the SEC, including Rule 14a-8 of the Securities Exchange Act of 1934, any member proposal to be considered by us for inclusion in the proxy material for the 2019 annual meeting must be received by the Secretary of the Company at our principal office, 15045 Highway 23 S.E., Granite Falls, MN 56241-0216, no later than one-hundred and twenty (120) days prior to when we mailed the proxy materials for the preceding year’s annual meeting. Accordingly, we determined that members must submit proposals related to the 2019 annual meeting of members to the Company by November 1, 2018. The submission of a proposal does not guarantee its inclusion in the proxy statement or presentation at the annual meeting unless certain securities laws requirements are met. Proposals submitted later than November 1, 2018 will be considered untimely and will not be included in our proxy statement for the 2019 annual meeting. We suggest that any proposal be submitted by certified mail - return receipt requested.

Pursuant to our nominating committee charter, members of the Company may submit recommendations for governor candidates to the chairman of the nominating committee. All such nominations must be submitted in writing to Nominating Committee at Granite Falls Energy, LLC, 15045 Hwy 23 SE, P.O. Box 216, Granite Falls, MN 56241. Such submissions should include the nominating member’s name and contact information, a brief description of the candidate’s business experience, civic involvement, education and such other information as the member submitting the recommendation believes is relevant to the evaluation of the candidate.

For candidates to be considered for election at the 2019 annual meeting, the recommendation must be received by the Company by November 1, 2018. Candidates properly submitted by members of the Company or members of the nominating committee will be considered in the same manner as those submitted by third-party search firms to the nominating committee.

ANNUAL REPORT AND FINANCIAL STATEMENTS

The Company’s annual report to the Securities and Exchange Commission on Form 10-K, including the financial statements and the notes thereto, for the fiscal year ended October 31, 2017, accompanies the mailing of this proxy statement.

The Company will provide each member solicited a copy of Exhibits to the 10-K upon written request and payment of specified fees. The written request for such Exhibits should be directed to Stacie Schuler, Chief Financial Officer of Granite Falls Energy, LLC at 15045 Highway 23 S.E., Granite Falls, MN 56241-0216. Such request must set forth a good faith representation that the requesting party was a holder of record or a beneficial owner of membership units in the Company on February 15, 2018. The 2018 annual report on Form 10-K complete with exhibits is also available at no cost through the EDGAR database available from the SEC’s internet site (www.sec.gov).  Information about us is also available at our website at www.granitefallsenergy.com, under “SEC Compliance,” which includes links to reports we have filed with the Securities and Exchange Commission.

7
Granite Falls Energy, LLC	MEMBER NAME
2018 annual meeting - Thursday, March 22, 2018	NUMBER OF UNITS
For Unit Holders as of February 15, 2018	TELEPHONE NUMBER
Proxy Solicited on Behalf of the Board of Governors
Vote by Mail or Facsimile:
1) Read the Proxy Statement
2) Check the appropriate boxes on the proxy card
3) Sign and date the proxy card

4) Return the proxy card in the envelope provided or via fax to (320) 235-5962 or mail to Christianson PLLP, Attention: Christina Boike at 302 SW 5th St, Willmar, MN 56201.  It must be received by Christianson PLLP no later than 5:00 p.m. on Tuesday, March 20, 2018.

PROPOSAL 2: Election Of Three Governors. You may vote for three (3) nominees by marking the “FOR” boxes.
	For	Withhold / Abstain
Paul Enstad	☐	☐	PLEASE INDICATE YOUR SELECTION BY FIRMLY PLACING AN “X” IN THE APPROPRIATE BOX WITH BLUE OR BLACK INK
Rodney Wilkison	☐	☐
Marten Goulet	☐	☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.	☐	GRANT AUTHORITY	☐ WITHHOLD AUTHORITY

The undersigned hereby appoints Dean Buesing and Leslie Bergquist, and each of them, with full power of substitution, and hereby authorizes them to represent the undersigned and to vote all of the units of GRANITE FALLS ENERGY, LLC held of record by the undersigned on February 15, 2018, at the annual meeting of members to be held on Thursday, March 22, 2018, commencing at 9:00 a.m. at Prairie’s Edge Casino Resort, 5616 Prairie’s Edge Lane, Granite Falls, Minnesota, and any postponements or adjournments thereof.

When properly executed, this proxy will be voted in the manner directed by the undersigned member(s). If no direction is given, the proxy will be voted FOR the incumbent nominees in Proposal 1 and, at the discretion of the proxy holder, upon such other matters as may properly come before the meeting or any adjournment thereof. Proxies marked abstain are counted only for purposes of determining whether a quorum is present at the meeting. The proxies cannot vote your units unless you sign and return this card.  For your proxy card to be valid, it must be received by Christianson PLLP by 5:00 p.m. on Tuesday, March 20, 2018, or by submitting the proxy card in person when registering at the 2018 annual meeting.  You may revoke your proxy by: (1) Voting in person at the 2018 annual meeting; or (2) Giving written notice of revocation, which is received by Christianson PLLP by 5:00 p.m. on Tuesday, March 20, 2018.

Please sign exactly as name(s) appear(s) on your membership unit certificate(s).
SIGNATURE BLOCK FOR INDIVIDUALS OR JOINT OWNERS*	SIGNATURE BLOCK FOR ENTITIES** (Corporation, Partnership, Trust, IRA)

Signature (1):	Entity Name:
Print Name:
Date:	Signature:

Signature (2):	Signor Name:
Print Name:	Title:
Date:	Date:
*If membership units are held jointly, each owner should sign this proxy.	**If signing as an executor, administrator, trustee, custodian, guardian, officer, director, manager, partner etc., you should so indicate.